EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 21, 2021, with respect to the combined financial statements of Doctors Group Management, Inc., Century Health Care, Inc. and University Health Care MSO, Inc. and affiliates, included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-258736) and related Prospectus of Cano Health, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Miami, Florida

October 1, 2021